UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011 (January 24, 2011)

Broadview Networks Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-14294	11-3310798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 922-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Ruberg

On January 23, 2011, David C. Ruberg resigned as a director of Broadview Networks Holdings, Inc. (the “Company”), effective as of January 24, 2011. Mr. Ruberg indicated that he has no disputes regarding the Company’s operations, policies or practices. Until his resignation, Mr. Ruberg served on an ad hoc compensation committee established by the Company’s Board of Directors (the “Board”).

Appointment of Ms. Ford

Pursuant to the Third Amended and Restated Shareholders Agreement, by and among the Company and the shareholders named therein, dated as of May 31, 2007 (as amended, modified or supplemented from time to time, the “ Shareholders Agreement”), which provides Baker Communications Fund, L.P. and Baker Communications Fund II (QP), L.P. (collectively, “Baker”) the right to designate two persons to serve on the Board, Baker has elected to designate Kerri Ford to serve on the Board and it is expected that Ms. Ford will be elected at the next meeting of the Board. Ms. Ford is not expected to serve on any committee of the Board at this time.

Ms. Ford joined Baker in 2003. Prior to joining Baker, Ms. Ford was an investment banker at Goldman Sachs Group, Inc., advising both public and private companies. Previously, she held several positions at Cabletron Systems, a publicly traded computer networking hardware and enterprise management software company that is now a privately held company known as Enterasys Networks, Inc., where she was involved in international financial management, government contracting and other operational roles. Ms. Ford currently serves on the board of directors of MediaNet Digital, Inc. Ms. Ford earned a Masters in Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Science from the University of New Hampshire.

Since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Ms. Ford has or will have a direct or indirect material interest.

The description of the Shareholders Agreement above does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement, a copy of which was filed with the Company’s Form 8-K on November 19, 2007 (File No. 333-142946), and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2011

BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary